UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2005

Mpower Holding Corporation
(Exact name of registrant as specified in its charter)

Delaware	0-32941	52-2232143
----------------------	----------------------	----------------------
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification Number)

175 Sully's Trail, Pittsford, NY 14534
(Address of principal executive offices) (zip code)

Registrant's telephone number, including area code: (585) 218-6550

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1. Entry Into a Material Definitive Agreement.

Item 1.01 Entry Into a Material Definitive Agreement.

Mpower Communications Corp. (the “Company”), a wholly-owned subsidiary of Mpower Holding Corporation (“Holding”), entered into an Employment Agreement as of February 9, 2005, with James Dole under which Mr. Dole will serve as the Senior Vice President - Strategic Implementation of the Company.  The employment agreement with Mr. Dole provides for a base salary of $170,000 per year and an annual bonus of up to 60% of his fixed salary based upon achieving established goals.  Under the agreement, Mr. Dole was granted options to purchase 200,000 shares of Holding’s common stock, vesting over a three-year period.  Mr. Dole’s employment may be terminated by either us or Mr. Dole at any time.  If Mr. Dole’s employment is terminated by the Company without cause or voluntarily by Mr. Dole for good reason, Mr. Dole will receive severance pay equal to his fixed annual salary immediately preceding the termination date.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MPOWER HOLDING CORPORATION

Date: February 14, 2005	By:	/s/ Russell I. Zuckerman
Russell I. Zuckerman
Senior Vice President, General Counsel & Secretary